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                                                                    Exhibit 23.8


             FORM OF CONSENT OF MORGAN STANLEY REALTY INCORPORATED


We hereby consent to (i) the use of our opinion letter dated August 27, 1997 to the Board of Directors of Evans Withycombe Residential, Inc. (the "Company") included as Appendix D to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company and Equity Residential Properties Trust and (ii) the references to such opinion in such Joint Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

MORGAN STANLEY REALTY INCORPORATED


By:
    ------------------------------
    Name:
    Title: Managing Director


September   , 1997